UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 18, 2004

Genaissance Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-30981	06-1338846
(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Five Science Park New Haven, Connecticut	06511
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 773-1450

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                             Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 18, 2004, Genaissance Pharmaceuticals, Inc. (“Genaissance”) entered into securities purchase agreements (collectively, the "Agreements") in connection with a private placement of its securities with certain institutional and other accredited investors (each, an “Investor” and collectively, the “Investors”).  The private placement closed on November 19, 2004.

Pursuant to the terms of the Agreements, Genaissance sold a total of 3,550,294 shares (the "Shares") of common stock, $0.001 par value per share (the “Common Stock”), together with warrants (the "Warrants") to purchase a total of 3,550,294 additional shares of Common Stock at an exercise price of $1.69 per share (the "Warrant Shares"), for aggregate gross proceeds of approximately $6.0 million.  Genaissance agreed to pay Legg Mason Wood Walker, Incorporated (“Legg”), as placement agent, a commission equal to 6% of the gross proceeds from the private placement, plus all of the reasonable expenses incurred by Legg in connection therewith. The net proceeds from the private placement are expected to be used for general corporate purposes, including repayment of debt.

Pursuant to the terms of the Agreements, Genaissance has agreed to register under the Securities Act of 1933, as amended (the “Securities Act”), (i) the Shares, (ii) the Warrant Shares, (iii) shares of Common Stock, if any, issued to the Investors upon a Registration Default (as defined below) and (iv) any shares of Genaissance’s capital stock held by an Investor and issued or issuable upon any reclassification, share combination, share subdivision, stock split, share dividend, merger, consolidation or similar transaction or otherwise as a distribution on, in exchange for or with respect to any of the foregoing.

Genaissance has agreed to file with the Securities and Exchange Commission (the "SEC") by December 19, 2004 a registration statement on Form S-3 (the "Registration Statement") to enable the resale of the shares referenced above and to use its commercially reasonable best efforts to have the Registration Statement declared effective by the SEC by February 17, 2005.  If the Registration Statement is not (i) filed with the SEC on or prior to December 19, 2004 or (ii) declared effective by the SEC on or prior to February 17, 2005 (each, a “Registration Default”), for all or part of each 30-day period (a "Penalty Period") during which the Registration Default remains uncured, Genaissance has agreed to make payments to each Investor for each Penalty Period in an amount equal to 1% of the aggregate purchase price paid by each Investor with respect to the Shares and Warrants.  These payments may generally be made, at Genaissance's option, in cash or additional shares of Common Stock, or a combination thereof.  The maximum aggregate amount of any such payment to an Investor in respect of a Registration Default will not exceed 5% of the aggregate purchase price paid by the Investor with respect to the Shares and Warrants.

The foregoing summary of the terms of the Agreements is subject to, and qualified in its entirety by, the form of Agreement attached to this Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Warrants

The Warrants are exercisable until November 19, 2009 (the “Expiration Date”) and may be exercised, in whole or in part, at any time beginning on the date thereof until and including the Expiration Date, provided that the minimum number of Warrants Shares subject to any exercise notice shall be 25,000.  In addition, the Warrants may be exercised on a cashless basis, in whole but not in part, if the Registration Statement has not been declared effective by the SEC by November 19, 2005.

The foregoing summary of the terms of the Warrants is subject to, and qualified in its entirety by, the form of Warrant attached to this Form 8-K as Exhibit 10.2 and incorporated herein by reference.

Investor Relationship to Genaissance

Merifin Capital N.V., an Investor in the private placement, owned shares of Common Stock and held a warrant to purchase shares of Common Stock before giving effect to the transactions described herein.  In addition, Christopher Wright, a member of Genaissance’s Board of Directors, serves on the board of directors and as an executive director of Merifin Capital Inc., an affiliate of Merifin Capital N.V.

Item 3.02.                             Unregistered Sales of Equity Securities.

On November 19, 2004, Genaissance completed the sale of an aggregate of 3,550,294 shares of its Common Stock at a per share cash purchase price of $1.69.  Genaissance received gross proceeds of approximately $6.0 million from the sale.  In addition, pursuant to the terms of the Agreements, Genaissance issued to the Investors warrants to purchase an aggregate of 3,550,294 additional shares of Common Stock at an exercise price of $1.69 per share.  Genaissance agreed to pay Legg, as placement agent, a commission equal to 6% of the gross proceeds from the private placement, plus all of the reasonable expenses incurred by Legg in connection therewith.  The net proceeds from the private placement are expected to be used for general corporate purposes, including repayment of debt.

The foregoing sales and issuances were made in reliance upon an exemption from the registration provisions of the Securities Act set forth in Section 4(2) thereof, relative to the sales and issuances of an issuer not involving any public offering, and the rules and regulations thereunder.

Additional information regarding the sale and issuance of the Common Stock and the Warrants is incorporated herein by reference to "Item 1.01. Entry into a Material Definitive Agreement" of this Form 8-K.

Item 8.01.          Other Events.

On November 19, 2004, Genaissance announced that it had entered into definitive agreements with certain institutional and other accredited investors for the private placement of approximately $6.0 million worth of Common Stock and warrants to purchase Common Stock.  The full text of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this Form 8-K.

Item 9.01.          Financial Statements and Exhibits.

(c)  Exhibits

The exhibits listed in the accompanying Exhibit Index are filed as part of this Form 8-K.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENAISSANCE PHARMACEUTICALS, INC.

Date: November 22, 2004	By:	/s/ Ben D. Kaplan
Ben D. Kaplan
Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement, dated as of November 18, 2004, by and among Genaissance Pharmaceuticals, Inc. and the Investor named therein.

10.2	Form of Warrant, dated as of November 18, 2004, issued by Genaissance Pharmaceuticals, Inc. to each of the Investors.

99.1(1)	Press release of Genaissance Pharmaceuticals, Inc. dated November 19, 2004.

(1)  Filed pursuant to Rule 135c under the Securities Act of 1933, as amended.